Exhibit 32(b)

CERTIFICATE OF THE

CHIEF FINANCIAL OFFICER OF

UNIVERSAL FOREST PRODUCTS, INC.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

I, Michael R. Cole, Chief Financial Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

(1)         The report on Form 10-K for the period ended December 29, 2018, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in this report on Form 10-K for the period ended December 28, 2019 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Date:	February 26, 2020	By:	/s/ Michael R. Cole
Michael R. Cole
		Its:	Chief Financial Officer,
Principal Financial Officer and
Principal Accounting Officer

The signed original of this written statement required by Section 906, or any other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Universal Forest Products, Inc. and will be retained by Universal Forest Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.